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                                                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
of CVS Corporation:

We consent to incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766
and 333-91253 on Form S-8 and 333-52055 on Form S-3 and 333-78253 on Form S-4 of
CVS Corporation of our reports dated February 1, 2001, relating to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 30, 2000 and January 1, 2000, and the related consolidated statement of operations, shareholders' equity and cash flows for the fifty-two week period ended December 30, 2000, the fifty-three week period ended January 1, 2000 and the fifty-two week period ended December 26, 1998, and the related financial statement schedule, which report appears in the December 30, 2000 Annual Report on Form 10-K of CVS Corporation.


/s/ KPMG LLP
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KPMG LLP

Providence, Rhode Island
March 16, 2001